Exhibit 99.1

Ozop Energy Solutions to Introduce EV Protection Products

Florida, NY December 14, 2021 –Ozop Energy Solutions. (OZSC), (“Ozop” or the “Company”), today announced its plans for producing extended warranty products for electrical vehicles (EV’s). Ozop Capital Partners Inc. (“Ozop Capital”), a majority owned subsidiary of the Company previously entered into an advisory agreement (the “Agreement”) with Risk Management Advisors, Inc. (“RMA”). RMA has assisted Ozop Capital in analyzing, structuring, and coordinating Ozop Capital’s participation in a captive insurance company. On October 29. 2021, they filed in the State of Delaware Articles of Incorporation for EV Insurance Company, Inc. (“EVIC”). Ozop Capital owns 100% of EVIC. EVIC will be DBA Ozop Plus. Additionally, RMA assisted EVIC in the filing of its application with the State of Delaware’s Department of Insurance (the “DOI”), seeking regulatory approval from the DOI.

Ozop Plus is working to respond to not only fill the gap of manufacturer’s warranty but to bring added value to EV owners through an extended warranty product as well as utilizing our partnerships and strengths in the renewable energy market to offer unique and innovative services.

Among EV owners’ concerns are the EV battery repair and replacement costs, range anxiety, environmental responsibilities, roadside assistance, and the accelerated wear on additional components that EV vehicles experience.

Ozop Plus has nearly completed the process of creating a warranty that provides electrical vehicle owners “peace of mind”, by assembling a team including but not limited to traditional carrier that carries an A.M. best financial strength rating of “A” (Excellent), Financial Size Category XV, and an issuer credit rating of “a”, RMA, and an industry leading third-party administrator (“TPA”). “We look forward to working with this team of consummate professionals, as Ozop Energy Solutions is committed to providing products to make a positive impact in our country’s evolving energy challenges” said Brian Conway, CEO. “Ozop Plus will allow customers of our auto dealership partners to provide additional protection for new EV buyers, as well as existing, who are committed to investing in vehicles with lower emissions”

About Ozop Energy Solutions.

Ozop Energy Solutions (http://ozopenergy.com/) invents, designs, develops, manufactures, and distributes ultra-high-power chargers, inverters, and power supplies for a wide variety of applications in the defense, heavy industrial, aircraft ground support, maritime and other sectors. Our strategy focuses on capturing a significant share of the rapidly growing renewable energy market as a provider of assets and infrastructure needed to store energy.

About Ozop Energy Systems, Inc.

Ozop Energy Systems is a leading manufacturer and distributor of Renewable Energy products in the Energy Storage, Solar, Microgrids, and EV charging Station space. We are always among the first to receive the newest technology, products, and application techniques. We offer a broad portfolio of Renewable Energy products at competitive prices with a commitment to customer satisfaction from selection, to ordering, shipping, and delivery.

About Power Conversion Technologies, Inc.

Power Conversion Technologies, Inc. designs, engineers, manufactures, and distributes standard and custom power electronic solutions for industrial, military, and sustainable energy sectors. Founded in 1991 and located in East Butler, Pennsylvania, PCTI’s mission is to be the global leader for high power electronics with the highest standard of reliability, quality and continued innovation. For more information on PCTI please follow us on our website www.pcti.com or Twitter, Facebook and LinkedIn.

https://twitter.com/OzopEnergy

https://www.facebook.com/OzopEnergy/

The Waypoint Refinery (discord.com)

Safe Harbor Statement

“This press release contains or may contain, among other things, certain forward-looking statements. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties, including those detailed in the company’s filings with the Securities and Exchange Commission. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the company’s control). The company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.”

Investor Relations Contact – Ozop
The Waypoint Refinery, LLC
845-397-2956
www.thewaypointrefinery.com